Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Ralph Finkenbrink	NASDAQ: NICK
Nicholas Financial, Inc.		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Corporate Headquarters		Ph # - 727-726-0763

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Announces Bank Credit Line Extension

December 26, 2012 - Clearwater, Florida., - Nicholas Financial, Inc. (Nasdaq, NICK), announced that the Company has executed an amendment to its Bank Credit Line that extends the maturity date to November 30, 2014. All other terms and conditions of the Company’s Credit Line remain in effect.

According to Peter L. Vosotas, Chairman and CEO, “We are pleased that our consortium of bank lenders has agreed to extend the maturity date of our Credit Line. The Credit Line will allow us to continue our careful expansion strategy during the next two years. Additionally, we are very pleased to announce our 64th branch located in a suburb of Detroit, Michigan.”

Founded in 1985, with assets of approximately $265,000,000 as of September 30, 2012, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 64 branch locations in both the Southeast and the Mid-West States. The Company has approximately 12,100,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

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